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                                                                      Exhibit 21



                                  SUBSIDIARIES



At December 29, 2001, the Company owned the following subsidiaries:


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                                                                        PERCENT
                                           STATE OR JURISDICTION OF       OF
SUBSIDIARIES                                   INCORPORATION           OWNERSHIP
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Carlon Chimes Co.                                 Delaware                100
Lamson & Sessions Ltd.                            Ontario, Canada         100
LMS Asia Limited                                  Hong Kong               100
Lamson & Sessions South America Limitada          Chile                   100
Dimango Products Corporation                      Michigan                100
Pyramid Industries II, Inc.                       Delaware                100